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                                                                  EXHIBIT 24.1


                        INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of
  Mac Frugal's Bargains o Close-outs Inc.
Dominguez, California:

We consent to the incorporation by reference in Registration Statement No. 33-43661 on Form S-8 and Registration Statement No. 33-55130 on Form S-8 of our report dated March 15, 1994, appearing in this Annual Report on Form 10-K of Mac Frugal's Bargains o Close-outs Inc. and subsidiaries for the year ended January 30, 1994.


DELOITTE & TOUCHE

Los Angeles, California
April 29, 1994